Exhibit 10(a)

Amendment to Wachovia Corporation Savings Restoration Plan
Section 2.1(jj) of the Wachovia Corporation Savings Restoration Plan is amended effective January 1, 2020 to read in full as follows:

“Plan Administrator” of the Plan is the Director of Human Resources and the Director of Compensation and Benefits, each of whom, acting individually, may take action as the Plan Administrator.

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